Exhibit 10.34

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is made and entered into this 12th day of June, 2020, by and between ElectroMedical Technologies, Inc., a Delaware corporation, with a business address of 16561 N 92nd Street Ste. 101, Scottsdale AZ 85260 (“Seller”), and ProActive Capital Partners, LP, a Delaware limited partnership, with a business address of 150 E. 58th St. 20th Floor, New York, NY 10155 (“Purchaser”). Both Seller and Purchaser are referred to individually as a “Party” and jointly as the “Parties.”

RECITALS

WHEREAS, Seller is a clinical stage a bioelectronics manufacturing and marketing company selling medical devices for pain management. Its Wellness Pro product received FDA clearance on July 6, 2007 (FDA K062616) as a Class II Medical Device, under the 510(K) clearance process.

WHEREAS, Seller filed Regulation “A” offering on September 20, 2017 on Form 1-A. Seller has filed all required Regulation “A” reports to maintain its offering to date. Seller filed a Form S-1 registration statement on November 12, 2019, as amended. All of Seller’s disclosures filed with the Securities and Exchange Commission (“SEC”) are available on Seller’s SEC Edgar web site (https://www.sec.gov/cgi-bin/browse-edgar?company=Electromedical&owner=exclude&action=getcompany). The SEC has not made the Form S-1 effective as of the date hereof. As of the date of this Agreement, Seller is not subject to the periodic reporting requirements of the 1934 Securities and Exchange Act and the regulations implementing the Exchange Act SEC. Seller’s common stock is quoted on the OTC Markets, Inc. OTCQB tier tier electronic listing service trading under the symbol “EMED”; and,

WHEREAS, Seller desires to sell and Purchaser desires to purchase one hundred and forty two thousand, eight hundred and fifty-seven (142,857) restricted shares of Seller’s common stock (“Purchased Shares”) at a price of thirty five cents ($0.35) per share on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the sufficiency and adequacy of which are acknowledged by the Parties, and in order to consummate the purchase and the sale of the Purchased Shares, it is hereby agreed as follows:

1. Purchase and Sale. Subject to the terms and conditions hereinafter set forth, at the Closing (defined below), Seller shall sell, convey, transfer, and deliver to Purchaser a certificate or book entry confirmation of the issuance representing the Purchased Shares, in consideration of the Purchase Price. The certificates representing the Purchased Shares shall be duly issued in the name of the Purchaser. The Purchaser’s address is 150 E. 58th Street 20th Floor, New York, NY 10155. The Purchaser’s tax identification number is 82-3535071.

2. Amount of Purchase Price. As total consideration for the purchase of the Purchased Shares, Purchaser shall pay to Seller at the Closing the purchase price (“Purchase Price”) of fifty thousand dollars ($50,000.00). Seller’s wire transfer instructions are: Electromedical Technologies, Bank of America, Routing number: 122101706, Account number: 457023402995.

3. Representations and Warranties of Seller. Seller hereby warrants and represents:

(a) Seller has all requisite power and authority to execute, deliver, and perform its obligations under this Agreement, and, when executed and delivered by Seller, shall constitute the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity);

(b) The Purchased Shares have been duly authorized and, when conveyed by Seller to Purchaser at the Closing, all in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable;

(c) Neither the execution or delivery of this Agreement, nor any other documents required to be executed and delivered by Seller hereunder, nor the consummation of the transaction contemplated hereby: (i) conflicts with or constitutes any violation or breach, or gives any other person any rights (including, but not limited to, any legal rights to acceleration, termination, cancellation or recession) under any document or agreement to which Seller is a party. Neither Seller’s entry into this Agreement, nor Seller’s representations made in this Agreement, constitute a violation of any order or applicable law that Seller or to which Seller’s assets are bound by or subject; and

(d) Seller is a corporation validly existing and in good standing under the laws of the State of Delaware.

4. Representations and Warranties of Purchaser. Purchaser hereby warrants and represents:

(a) Purchaser has all requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement, and the execution, delivery, and performance by Purchaser of its obligations under the Agreement has been duly authorized by all requisite action on the part of Purchaser and the Agreement, when executed and delivered by Purchaser, shall constitute the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity);

(b) With respect to the Purchased Shares acquired by Purchaser, Purchaser acknowledges that the Purchased Shares have not been registered under the Securities Act of 1933, as amended (“Securities Act”) and are “Restricted Securities” within the meaning of Rule 144 under the Securities Act. As such, the Purchased Shares may not be resold or transferred unless Seller registers them in an SEC effective registration under Section 5 of the Securities Act, or has received an opinion of counsel to Seller or any successor in interest thereto reasonably satisfactory to Seller that such resale or transfer is exempt from the registration requirements of the Securities Act. Purchaser acknowledges that a no public market exists for the Purchased Shares. Purchaser understands that no assurance can be given that such a trading market will further develop at any time, or, if so developed, that it will continue;

(c) Purchaser further acknowledges and agrees that its purchase of the Purchased Shares involves substantial risks. Purchaser: (i) either alone or together with its representatives has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment, and make an informed decision to so invest, and has so evaluated the risks and merits of such investment; (ii) has the ability to bear the economic risks of this investment for an indefinite period and can afford a complete loss of such investment; (iii) understands the terms of, and the risks associated with the acquisition of the Purchased Shares, including, without limitation, a lack of liquidity, price transparency or pricing availability and risks associated with the industry in which Seller operates; (iv) has had the opportunity to review such disclosures regarding Sellers’s business, financial condition and prospects as Purchaser has determined to be necessary in connection with the acquisition of the Purchased Shares, including Seller’s public filings with the SEC, and the risk factors set forth therein, (v) is an “accredited investor” as that term is defined in Regulation D promulgated under Securities Act; (vi) acknowledges and agrees that the Purchased Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Seller is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Purchased Shares; and (viii) understands and acknowledges that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(d) Purchaser has received or has had full access to all the information Purchaser considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares. Purchaser further has had an opportunity to ask questions of and receive answers from the management of Seller regarding the Purchased Shares and to obtain additional information necessary to verify any information furnished to Purchaser or to which Purchaser had access. Further, Purchaser has undertaken its own review of the business of Seller and the wisdom of an investment in the Purchased Shares. Purchaser has had the opportunity to review all of the books, records and all SEC filings of Seller, including all of Seller’s audited financial statements and disclosures that Seller has published concerning its operations as a company reporting to the SEC;

(e) Purchaser is acquiring the Purchased Shares for its own account, and not with a view towards a public distribution of those Purchased Shares as an underwriter for Seller, as that term is defined in the Securities Act. Purchaser acknowledges that it is not acquiring the Purchased Shares as the result of any advertisement or solicitation, including any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase from Seller regarding Purchaser’s investment pursuant to this Agreement; and

(f) Purchaser represents that Purchaser is familiar with the requirements of Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby. Purchaser understands that Seller is under no obligation to register any of the Purchased Shares. Purchaser acknowledges that the certificates or book entry registry for the Purchased Shares, will be noted as “Restricted” on the transfer agent’s ledger, or, if a certificate it issued, it will bear a legend substantially in the form set forth below:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. PURCHASERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

(g) Purchaser is a corporation validly existing and in good standing under the laws of the State of Delaware.

5. Representations, Warranties and Covenants of Seller and Purchaser.

(a) Seller and Purchaser hereby represent and warrant that there has been no act or omission by Seller or Purchaser which would give rise to any valid claim against any of the Parties for a brokerage commission, finder’s fee or other like payment in connection with the transaction contemplated hereby, except for such claims as shall have been waived on or before the Closing Date;

(b) The representations and warranties of Seller and Purchaser contained herein or in any document furnished pursuant hereto shall survive the Closing of this transaction. Each Party acknowledges and agrees that, except as expressly set forth in this Agreement or any closing document, no Party has made (and no Party is relying on) any representation or warranties of any nature, express or implied, regarding anything relating to the transaction contemplated by this Agreement that are not contained herein; and

(c) Purchaser and Seller agree that each will, at any time and from time to time after the Closing, upon the request of the other Party, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required from time to time in order to effectuate the provisions and purposes of this Agreement.

6. Conditions to Purchaser’s Obligations at Closing.

(a) Representations and Warranties. Each of the representations and warranties of Seller shall be true and complete on and as of the Closing; and

(b) Performance. Seller shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by him on or before the Closing.

7. Conditions to Seller’s Obligations at Closing.

(a) Representations and Warranties. Each of the representations and warranties of Purchaser shall be true and complete on and as of the Closing; and

(b) Payment of Purchase Price. Purchaser shall have delivered to Seller the Purchase Price for the Purchased Shares to be acquired by Purchaser pursuant to this Agreement.

8. The Closing. Subject to the satisfaction or waiver of the conditions in this Agreement, the closing of the sale to the Purchaser (“Closing”) shall take place on or before June 12, 2020 (or on such other date as is mutually agreed upon by the Parties) (“Closing Date”). On the Closing Date, Purchaser shall pay the Purchase Price to Seller by wire transfer of immediately available funds to Seller’s account at Bank of America, with wire instructions provided in Section 2 above. Seller’s wire transfer instructions are: Electromedical Technologies, Bank of America, Routing number: 122101706, Account number: 457023402995.

9. General Provisions.

(a) Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral and written, between the Parties with respect to the subject matter hereof. This Agreement may not be amended except by a written agreement signed by Purchaser and Seller.

(b) Sections and Other Headings; Interpretation. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Whenever the context requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be deemed to include and designate the masculine, feminine or neuter gender.

(c) Governing Law; Jurisdiction. This Agreement shall be deemed to be a contract made under the laws of the State of New York. This Agreement and the construction, validity, enforcement, performance and interpretation of, or any dispute or claim arising out of or in relation to, this Agreement (whether in contract, tort or otherwise) shall be construed in accordance with the laws of the State of New York without giving effect to the rules of the State of New York governing the conflicts of laws (other than Section 5-1401 of the General Obligations Law of the State of New York). Each Party agrees that all legal proceedings concerning the interpretations, enforcement and defense of this Agreement and the transactions herein contemplated (“Proceedings”) (whether brought against a Party or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each Party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each Party hereby irrevocably, knowingly and voluntarily waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. For purposes of this Agreement, “New York Courts” means the state and federal courts sitting in the State of New York, City of New York, Borough of Manhattan.

(d) Severability. If any provision of this Agreement is determined by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the Parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

(e) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(f) Waiver. The rights and remedies of the Parties are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement, or the documents referred to in this Agreement, will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

(g) Successors and Assigns. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the Parties hereunder, will be binding upon and inure to the benefit of the Parties’ respective successors, assigns, heirs, executors, administrators and legal representatives.

(h) Survival of Warranties. The representations, warranties and covenants of Seller and Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

(i) Notices. All notices, requests and demands (“Notice”) to or upon a Party, to be effective, shall be in writing and shall be sent: (i) certified or registered mail, return receipt requested; (ii) by personal delivery against receipt; (iii) by overnight courier; or (iv) by email and, unless otherwise expressly provided herein, and shall be deemed to have been validly served, given, delivered and received: (x) on the date indicated on the receipt, when delivered by personal delivery against receipt or by certified or registered mail; (y) one business day after deposit with an overnight courier; or (z) in the case of email notice, when sent. Notices shall be addressed as follows:

To Seller:

ElectroMedical Technologies, Inc.

Attention: Matthew Wolfson, CEO

16561 N 92nd Street Ste. 101

Scottsdale AZ 85260

Email: ceo@electromedtech.com

With a copy to:

Mailander Law Office, Inc.

4811 49th Street

San Diego, CA 92101

tmailander@gmail.com

To Purchaser:

ProActive Capital Partners, LP

150 E. 58th Street 20th Floor

New York, NY 10155

Either Party may change the address to which Notices shall be addressed by providing Notice of such change to the other Party in the manner set forth in this subsection 9(i).

(j) Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the Parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

(k) Preparation of Agreement. Seller prepared this Agreement solely on its behalf. Each Party to this Agreement acknowledges that: (i) the Party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other Party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such Party; and (iii) such Party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion. Each Party further acknowledges that such Party was not represented by the legal counsel of the other Party in connection with the transactions contemplated by this Agreement, nor was he or it under any belief or understanding that such legal counsel was representing his or its interests. Each Party agrees that no conflict, omission or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied, or otherwise construed against the other Party on the basis that such Party was responsible for drafting this Agreement.

IN WITNESS WHEREOF, each of the undersigned has duly executed this Stock Purchase Agreement as of the date first written above.

SELLER

ElectroMedical Technologies, Inc.

a Delaware corporation

By:
Printed Name: Matthew Wolfson
Title: Chief Executive Officer

PURCHASER

ProActive Capital Partners, LP

a Delware Limited Partnership

By:
Printed Name: Jeff Ramson
Title: Authorized Signatory